Jammin Java Corp. S-8

Exhibit 5.1

The McGeary Law Firm, P.C.
March 25, 2016

Jammin Java Corp.

4730 Tejon St.

Denver, Colorado 80211

Re: Registration Statement on Form S-8

I am delivering this opinion at your request in connection with the registration on Form S-8 (the “Registration Statement”) by Jammin Java Corp. (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale of 17,500,000 shares of common stock, par value $.001 per share (the “Shares”) issuable under the Company’s Amended and Restated 2015 Equity Incentive Plan (the “Plan”). The Shares include (a) 11,500,000 shares of common stock of the Company reserved for future issuance under the Plan; and (b) up to 6,000,000 shares of common stock of the Company issuable pursuant to options previously granted under the Plan (the “Option Shares”).

In connection with the following opinion, I have examined and have relied upon such documents, records, certificates, statements and instruments as I have deemed necessary and appropriate to render the opinion herein set forth. For the purpose of the opinions expressed below, I have also examined the Registration Statement to be filed with the Securities and Exchange Commission covering the common stock in this offering. I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of corporate records (including the Registration Statement with its exhibits) provided by the officers of the Company. I have made such investigations of law as I have considered necessary or appropriate as a basis for my opinion.

I have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the accuracy on the date of this letter as well as the date made of each statement as to any factual matter contained in any documents submitted to me (the “Documents”), (c) the genuineness of each signature on any of the Documents, the completeness of each of the Documents, the authenticity of each of the Documents submitted as an original, the conformity to the original of each of the Documents submitted as a copy and the authenticity of the original of each of the Documents submitted to me as a copy, (d) that all information contained in all documents reviewed by us is true, correct and complete, (e) that the Shares will be issued in accordance with the terms of the Plan, and (f) that, when issued in accordance with the Plan, appropriate certificates complying with applicable law evidencing the Shares will be properly executed or the Shares will be uncertificated shares complying with applicable law.

Based upon the foregoing and subject to the limitations set forth herein, and having due regard for the legal considerations I deem relevant, it is my opinion that (i) upon issuance of the Option Shares in accordance with the terms of the Plan and the instruments executed pursuant to the Plan, and upon payment of the exercise price thereof to the Company, the Option Shares will be validly issued, fully paid and non-assessable; and (ii) the Shares have been duly authorized, and when the Shares are issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

I hereby consent to the inclusion of my opinion filed as an exhibit to the Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act.

This opinion is limited in all respects to the laws of the state of Nevada (including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting such Law and such Constitution) and federal law only. I express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. Further, this opinion letter is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein. This opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Plan or the Shares.

Sincerely,

/s/ Aaron D. McGeary
Aaron D. McGeary